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                                                               Exhibit 99 (a)(5)



                           OFFER TO PURCHASE FOR CASH
                     UP TO 5,000,000 SHARES OF COMMON STOCK
                                       OF

                         CAPSTEAD MORTGAGE CORPORATION
                                       AT
                              $8.00 NET PER SHARE
                                       BY

                                FORTRESS CAP LLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, JUNE 9, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated May 12, 2000 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Fortress Cap LLC, a Delaware limited liability company (the "Purchaser"), to purchase up to 5,000,000 shares of common stock, par value $0.01 per share, of Capstead Mortgage Corporation, a Maryland corporation, ("Capstead") at a purchase price of $8.00 per share (the "Purchase Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith. The number of shares to be purchased and the Purchase Price per share reflect the 1-for-2 reverse split of Capstead's common stock, which took effect at the close of business on May 8, 2000.

     WE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

          1. The purchase price is $8.00 per share, net to you in cash, without interest.

          2. The Offer is being made for up to 5,000,000 outstanding shares.

          3. The disinterested members of the board of directors of Capstead has approved the offer; however, neither Capstead nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Each stockholder must make the decision whether to tender their shares and, if so, how many shares to tender.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, June 9, 2000 (the "Expiration Date"), unless the Offer is extended.

          5. Any stock transfer taxes applicable to the sale of shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     SEE SECTION 15 OF THE OFFER TO PURCHASE FOR CERTAIN CONDITIONS OF THE
OFFER.
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     The Offer is made solely by the Offer to Purchase and the related Letter of
Transmittal and is being made to all holders of shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Merrill Lynch & Co. in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your shares, all such shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     UP TO 5,000,000 SHARES OF COMMON STOCK
                                       OF

                         CAPSTEAD MORTGAGE CORPORATION
                                       AT
                              $8.00 NET PER SHARE
                                       BY

                                FORTRESS CAP LLC

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 9, 2000 and the related Letter of Transmittal of Fortress Cap LLC., a Delaware limited liability company, up to 5,000,000 shares of common stock, par value $0.01 per share, of Capstead Mortgage Corporation at a purchase price of $8.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


Number of Shares to be Tendered:*                                                          SIGN HERE


------------------- Shares                                        -----------------------------------------------------------


                                                                  -----------------------------------------------------------
                                                                                         SIGNATURE(S)

Account Number: -------------------------------                   -----------------------------------------------------------


                                                                  -----------------------------------------------------------
                                                                                 PRINT NAME(S) AND ADDRESS(ES)

                                                                  -----------------------------------------------------------
Dated:            , 2000                                                       AREA CODE AND TELEPHONE NUMBER(S)


                                                                  -----------------------------------------------------------
                                                                     TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.